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EXHIBIT 31.1


                                  CERTIFICATION

         I, Wang Yan Quan , certify that:

         1. I have reviewed this quarterly report on Form 10-QSB of AP Henderson Group.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report, except as noted by our independent auditor as follows:

The financial statements for inception to date do not contain the discontinued operations of the Company's foreign subsidiaries disposed of prior to January 1, 2004. The independent auditor was unable to satisfy itself as to the income
(loss) on discontinued operations or gain (loss) on the disposal of the HMCS and Jingbo subsidiaries in the rescission of the acquisition agreement. Accordingly, the income statement and statement of cash flows from June 13, 1994 (inception) through June 30, 2005 are not considered to be in conformity with accounting principles generally accepted in the United States of America.

         4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant. The Company and its Board of Directors are currently reevaluating the Company's internal controls over financial reporting in light of the rescission of the HMCS merger. The Company rescinded the merger after discovering that the HMCS subsidiary, headquartered in China, had reported inaccurate financial information to the Company regarding its operations and financial condition. Upon learning that inaccurate information had been reported, the Board of Directors immediately launched an investigation which is still ongoing), dismissed the responsible officers, and immediately reported these circumstances in Form 8-K, filed December 16, 2004. The Company views the HMCS situation as highly unusual, and is pursuing action against HMCS and its officers for breach of fiduciary duty, possible fraud and other misconduct. The Company's accountant is working with the Company to review and strengthen the Company's internal controls over financial reporting.

         5. We have disclosed, based on our most recent evaluation, to the registrant's auditors and board of directors:

         a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. We have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

DATED this 23 day of August, 2005.


                                                    /s/ Wang Yan Quan
                                                    -----------------------
                                                    Wang Yan Quan
                                                    Chief Financial Officer